      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2006

                                                 REGISTRATION NO. 333-__________

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                          DELPHI FINANCIAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                 13-3427277
    (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

        1105 NORTH MARKET STREET                            19899
               SUITE 1230                                (ZIP CODE)
              P.O. BOX 8985
          WILMINGTON, DELAWARE
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

              DELPHI FINANCIAL GROUP, INC. 2003 EMPLOYEE LONG-TERM
                         INCENTIVE AND SHARE AWARD PLAN
        DELPHI FINANCIAL GROUP, INC. SECOND AMENDED AND RESTATED EMPLOYEE
                                STOCK OPTION PLAN
  DELPHI FINANCIAL GROUP, INC. SECOND AMENDED AND RESTATED DIRECTORS STOCK PLAN
            DELPHI FINANCIAL GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------

                                ROBERT ROSENKRANZ
                              CHAIRMAN OF THE BOARD
                           AND CHIEF EXECUTIVE OFFICER
                          DELPHI FINANCIAL GROUP, INC.
                            1105 NORTH MARKET STREET
                                   SUITE 1230
                                  P.O. BOX 8985
                           WILMINGTON, DELAWARE 19899
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (302) 478-5142
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                                    Copy to:
                              Chad W. Coulter, Esq.
                  Vice President, Secretary and General Counsel
                          Delphi Financial Group, Inc.
                            1105 North Market Street
                                   Suite 1230
                                  P.O. Box 8985
                           Wilmington, Delaware 19899

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
  TITLE OF SECURITIES TO BE      AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING PRICE   REGISTRATION FEE
         REGISTERED             REGISTERED (1)         SHARE (2)                  (2)                    (2)
----------------------------   ----------------   ------------------   ------------------------   ----------------
Class A Common Stock, par
   value $0.01 per share
   (2003 Employee Long-Term
   Incentive and Share Award
   Plan)                       3,500,000 shares         $52.655              $184,292,500            $19,719.30
Class A Common Stock, par
   value $0.01 per share
   (Second Amended and
   Restated Employee Stock
   Option Plan)                1,820,880 shares         $52.655               $95,878,436            $10,258.99
Class A Common Stock, par
   value $0.01 per share
   (Second Amended and
   Restated Directors Stock
   Plan)                         476,265 shares         $52.655               $25,077,734            $2,683.32
Class A Common Stock, par
   value $0.01 per share
   (Employee Stock Purchase
   Plan)                         500,664 shares         $52.655               $26,362,463            $2,820.78
==================================================================================================================

(1) Subject to adjustment to prevent dilution resulting from share subdivisions, bonus issues or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices reported for the Class A Common Stock of Delphi Financial Group, Inc. on May 26, 2006, which was $52.655 per share, as reported on the New York Stock Exchange.

================================================================================

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to the Second Amended and Restated Employee Stock Option Plan and the Second Amended and Restated Directors Stock Option Plan are effective. Accordingly, pursuant to General Instruction E of Form S-8, the Registration Statements on Form S-8 (File Nos. 333-32961 and 333-96293) filed with the Securities and Exchange Commission on August 6, 1997 and February 7, 2000, respectively, are incorporated herein by reference.

                                     PART I

                              INFORMATION REQUIRED
                           IN SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents have been filed by Delphi Financial Group, Inc. ("Delphi" or the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are hereby incorporated by reference:

          (1) annual report on Form 10-K for the fiscal year ended December 31, 2005;

          (2) quarterly report on Form 10-Q for the quarterly period ended March 31, 2006;

          (3) current reports on Form 8-K dated January 19, 2006, February 08, 2006 (filed February 14, 2006), April 19, 2006, and May 3, 2006;
               and

          (4) the description of Class A Common Stock in the registration statement on Form 8-A filed October 15, 1996 under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report for the purpose of updating such description.

          All documents filed by Delphi with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the Class A Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

          Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

          The description of the Registrant's Class A Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          As of May 26, 2006, Chad W. Coulter was the beneficial owner of 75,828 shares of Class A Common Stock, of which 1,810 shares were owned by Mr. Coulter. The remaining shares consist of 60,119 shares of Class A Common Stock which were represented by stock options exercisable within sixty days thereof and 13,899 Class A Common Stock restricted share units.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Delphi is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL"), which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided such officer, director, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 of the DGCL provides further that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is judged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above or any claim therein, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Article Eighth of the Restated Certificate of Incorporation of the Company provides for indemnification of its officers and directors to the full extent permitted by the DGCL.

          Article Eighth of the Restated Certificate of Incorporation also provides that directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

          See Exhibit Index.

ITEM 9. UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes and volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Delphi Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of May, 2006.

                                        DELPHI FINANCIAL GROUP, INC.


                                        /s/ ROBERT ROSENKRANZ
                                        ----------------------------------------
                                        Robert Rosenkranz
                                        Chairman of the Board and
                                        Chief Executive Officer

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 30th day of May, 2006, in the capacities indicated.

              Signature                                   Title
-------------------------------------   ----------------------------------------


/s/ ROBERT ROSENKRANZ                   Chairman of the Board and Chief
-------------------------------------   Executive Officer (Principal Executive
Robert Rosenkranz                       Officer)


/s/ ROBERT M. SMITH, JR.                Executive Vice President and Director
-------------------------------------
Robert M. Smith, Jr.


                  *                     Director
-------------------------------------
Kevin R. Brine


                   *                    Director
-------------------------------------
Lawrence E. Daurelle


                   *                    Director
-------------------------------------
Edward A. Fox


                   *                    Director
-------------------------------------
Steven A. Hirsh


                   *                    Director
-------------------------------------
Harold F. Ilg


                   *                    Director
-------------------------------------
James M. Litvack


                   *                    Director
-------------------------------------
James N. Meehan


                   *                    Director
-------------------------------------
Philip R. O'Connor



                   *                    President, Chief Operating Officer and
-------------------------------------   Director
Donald A. Sherman


                   *                    Director
-------------------------------------
Robert F. Wright


                   *                    Vice President and Treasurer
-------------------------------------   (Principal Accounting and
Thomas W. Burghart                      Financial Officer)

*By: /s/ ROBERT ROSENKRANZ
     --------------------------------
     Robert Rosenkranz
     Attorney in Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                                   EXHIBIT
-------                                   -------
4.1       Delphi Financial Group, Inc. 2003 Employee Long-Term Incentive and
          Share Award Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarter ended March 31, 2006)

4.2       Delphi Financial Group, Inc. Second Amended and Restated Employee
          Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarter ended June 30, 2001)

4.3       Delphi Financial Group, Inc. Second Amended and Restated Directors
          Stock Plan (incorporated herein by reference to Exhibit 10.2 to the Company's Form 10-Q for the quarter ended June 30, 2003)

4.4       Delphi Financial Group, Inc. Employee Stock Purchase Plan

5.1       Opinion of Chad W. Coulter

23.1      Consent of Ernst & Young LLP

23.2      Consent of Chad W. Coulter (included in Exhibit 5.1)

24.1      Powers of Attorney